Exhibit 99.1

JOINT FILING AGREEMENT

Each of the undersigned hereby agrees that the statement on Schedule 13G with respect to the ordinary shares of YS Biopharma Co., Ltd., dated as of February 14, 2024 is, and that any amendments thereto shall be, filed by each of the undersigned pursuant to and in accordance with Rule 13d-1(k)(1) under the Securities and Exchange Act of 1934, as amended.

Date: February 14, 2024

All Brilliance Investments Limited

By:	/s/ Yi ZHANG
Name: Yi ZHANG
Title: Director

/s/ Yi ZHANG
Name: Yi ZHANG

Hopeful World Company Limited

By:	/s/ Rui MI
Name: Rui MI
Title: Director

/s/ Rui MI
Name: Rui MI

Acton Town International Limited

By:	/s/ Nan ZHANG
Name: Nan ZHANG
Title: Director

/s/ Nan ZHANG
Name: Nan ZHANG

Apex Pride Global Limited

By:	/s/ Yi ZHANG
Name: Yi ZHANG
Title: Director

/s/ Xu ZHANG
Name: Xu ZHANG

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